Minerco Resources, Inc.
800 Bering Drive, Suite 201
Houston, Texas 77057

May 21, 2015

Anthony R. Skinner
President
New World Beverage, LLC
44 Inverness Drive, #5
Englewood, Colorado 80112

RE: Notice of Termination of The Herbal Collection Brand Licensing Agreement

Dear Mr. Skinner:

As noticed in the letter to you dated April 15, 2015 requesting the noted failures be cured, Minerco is effectively terminating the Brand Licensing Agreement, dated February 6, 2015, and effective as of February 1, 2015 (the “Agreement”), for cause under Section 12 (a) (i) of the Agreement. Among other material breaches, the terms and conditions as set out in Section 3 (a) and (b) were not satisfied, nor cured.

Sections 7, 11, 15, 16(e) and 16(i) of the Agreement shall survive this Notice of Termination.

Please let me know if you have any questions or comments.

Sincerely,

/s/ V. Scott Vanis
V. Scott Vanis
Chairman & CEO

Note:	The foregoing sections and headings references are qualified in entirety by reference to the full text of the Brand Licensing Agreement.